UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                           August 6, 2007

PRICE COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-8309	13-2991700
(State of other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Rockefeller Plaza
New York, New York 10020
(Address of principal executive offices)(Zip code)

(212) 757-5600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As previously disclosed, the close of business on August 7, 2007 was the last day of trading of the common stock of Price Communications Corporation, a New York corporation (the “Company”), over the counter on the Pink Sheets (where it traded under the symbol PCMC.PK), and the Company’s share transfer books were closed and share transfers were discontinued as of the close of business on such date.

On or about August 8, 2007, the Company made a liquidating distribution to its shareholders of record as of the close of business on August 7, 2007 of an aggregate of (i) 29,473,130 shares of common stock of Verizon Communications Inc., which shares were received by the Company in connection with its transaction with Verizon Communications Inc. (the “Verizon Stock Distribution”), and (ii) $54,197,206 in cash (the “Cash Distribution”). The Verizon Stock Distribution and the Cash Distribution represented a liquidating distribution to the Company’s shareholders of all of the Company’s remaining cash, Verizon Communications Inc. stock and other assets (other than cash and certain other assets valued at approximately $28 million which were deposited in the Price Communications Corporation Liquidating Trust (the “Liquidating Trust”) on or about August 8, 2007, as described below).

Each shareholder of record of the Company as of the close of business on August 7, 2007 is entitled to receive (i) as its share of the Verizon Stock Distribution, 0.522 shares of common stock of Verizon Communications Inc. per share of the Company’s common stock owned of record by such shareholder as of the close of business on August 7, 2007, (ii) as its share of the Cash Distribution, $0.96 cash per share of the Company’s common stock owned of record by such shareholder as of the close of business on August 7, 2007, and (iii) the right to receive future liquidating distributions, if any (the “Future Distributions”), of any assets deposited in the Liquidating Trust. As a condition to receipt of the Verizon Stock Distribution, the Cash Distribution and any Future Distributions, each shareholder of record of the Company will be required to complete a letter of transmittal, which will be mailed to the shareholders of record as of the close of business on August 7, 2007 by the Company’s transfer agent, Computershare Trust Company, N.A., on or about August 8, 2007, and (if such shareholder’s shares of the Company’s common stock are held in certificated form) to surrender to the transfer agent such shareholder’s stock certificates of the Company (or furnish the transfer agent with evidence satisfactory to it of the loss, theft or destruction of such stock certificates). The shares of Verizon Communications Inc. common stock distributed to each shareholder of record as part of the Verizon Stock Distribution will be issued in the name of each such shareholder on or about August 8, 2007 but will not be delivered to such shareholder but will rather be retained by the Company’s transfer agent as restricted shares which are not transferable by such shareholder unless and until such shareholder completes the letter of transmittal and surrenders to the transfer agent such shareholder’s stock certificates of the Company (or furnishes to the transfer agent evidence satisfactory to it of the loss, theft or destruction of such stock certificates).

As previously disclosed, the close of business on August 7, 2007 was the record date for the Verizon Stock Distribution, the Cash Distribution and any Future Distributions. A shareholder who sold its shares on or prior to the close of business on August 7, 2007 will not be entitled to receive these distributions.

The Liquidating Trust was established pursuant to a Liquidating Trust Agreement dated as of August 6, 2007 (the “Liquidating Trust Agreement”) between the Company and PCC Liquidation LLC, a New York limited liability company, as trustee of the Liquidating Trust (the “Trustee”). On or about August 8, 2007, the Company deposited in the Liquidating Trust cash and certain other assets valued at approximately $28 million, to be applied to or reserved for actual or contingent liabilities of the Company. Each shareholder of record of the Company as of the close of business on August 7, 2007 is entitled to receive one unit, representing a beneficial interest in the Liquidating Trust, in cancellation of each of its shares of the Company’s common stock, and will be entitled at one or more later dates to receive as Future Distributions a pro rata share of assets deposited in the Liquidating Trust that are not actually required to pay the Company’s liabilities, if, as and when determined by the Trustee. As stated above, the receipt of any such Future Distributions is conditioned upon a shareholder completing a letter of transmittal and surrendering to the Company’s transfer agent such shareholder’s stock certificates of the Company (or furnishing the transfer agent with evidence satisfactory to it of the loss, theft or destruction of such stock certificates). Interests in the liquidating trust will not be transferable (other than by will, intestate succession or operation of law), tradable or certificated.

The Trustee shall be compensated at a rate of $700,000 per year, payable monthly, for serving as trustee under the Liquidating Trust, which amount was determined by the Board of Directors of the Company. The members of the Trustee are Robert Price, the President, Chief Executive Officer and Treasurer and a Director of the Company, and Kim I. Pressman, the Executive Vice President and Chief Financial Officer and a Director of the Company. Of the $700,000 annual compensation, $400,000 shall be paid to Robert Price and $300,000 shall be paid to Kim I. Pressman, as members of the Trustee. The Trustee shall be entitled to reimbursement from the amounts held in the Liquidating Trust for all such compensation and for all of its out-of-pocket expenses incurred in acting as Trustee under the Liquidating Trust Agreement.

On August 6, 2007, the Board of Directors of the Company approved (i) a one-time severance bonus of $100,000 to each of the “independent” members of the Board of Directors of the Company, and (ii) an additional $50,000 one-time severance bonus to each of the members of the Audit and Finance Committee of the Company, for work since commencement of the Company’s transaction with Verizon Communications Inc. in 2000. These bonuses were paid on August 8, 2007, prior to the Company’s deposit of cash and certain other assets into the Liquidating Trust.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibit:

Exhibit 99.1	Liquidating Trust Agreement, dated as of August 6, 2007, between Price Communications Corporation and PCC Liquidation LLC, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRICE COMMUNICATIONS CORPORATION
(Registrant)

August 9, 2007	/s/ Kim I. Pressman
Date	Kim I. Pressman Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Liquidating Trust Agreement, dated as of August 6, 2007, between Price Communications Corporation and PCC Liquidation LLC, as trustee